Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CalAmp Corp.
Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-164440, 333-98981 and 333-119858) and Form S-8 (No. 333-119842, 333-173778, 333-203545, 333-224811 and 333-227568) of CalAmp Corp. of our report dated May 12, 2017, except for Note 20 which is as of May 9, 2018, relating to the consolidated financial statements for the year ended February 28, 2017, which appears in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California

April 30, 2019